Exhibit 99.1
FOR IMMEDIATE RELEASE
AMB PROPERTY CORPORATION® ANNOUNCES FOURTH QUARTER AND FULL YEAR 2007 RESULTS
Results reflect strong operating performance and global development business
SAN FRANCISCO, January 29, 2008 — AMB Property Corporation® (NYSE:AMB), a leading global developer and owner of industrial real estate, today reported results for the fourth quarter and full year 2007.
Funds from operations per fully diluted share and unit (“FFOPS”) was $1.20 for the fourth quarter of 2007, an increase of 18.8% from $1.01 for the same quarter in 2006. FFOPS for the full year 2007 increased 12.5% to $3.51, from $3.12 for 2006.
Net income available to common stockholders per fully diluted share (“EPS”) was $0.92 for the fourth quarter of 2007, as compared to $0.91 for the same quarter in 2006. EPS for the full year 2007 was $2.96, as compared to $2.30 for 2006.
Owned and Managed Portfolio Operating Results
AMB’s operating portfolio was 96.0% occupied at December 31, 2007. The average occupancy rate for the quarter was 95.6%, up 20 basis points from the prior quarter and up 30 basis points from the fourth quarter of 2006. Benefiting from rising rents and occupancy gains, cash basis same store net operating income, excluding lease termination fees, increased 4.8% in the fourth quarter and 5.5% for the full year, over the same periods in 2006. For the trailing four quarters ended December 31, 2007, average rents on lease renewals and rollovers in AMB’s operating portfolio increased 4.9%, following an average increase of 4.4% for the trailing four quarters ended September 30, 2007.
“AMB had an excellent year in 2007 with financial results coming in at the high end of our previous guidance. Given the current environment, our property portfolio’s operating performance was especially notable with high occupancy levels and the sixth consecutive quarter of rent increases. Efforts over the past five years to reposition our holdings and focus on major markets tied to global trade will provide us with an important point of differentiation and competitive advantage going forward,” said Hamid R. Moghadam, AMB’s chairman & CEO. “Importantly, our global customers indicate that the expansion and reconfiguration of the global supply chain should continue to support steady demand, especially for highly-functional and strategically-located facilities in European and Asian markets where trade volumes continue to grow at double-digit paces. With our investment focus on infill locations in the best hub and gateway markets globally, we feel very good about our business prospects for 2008 and beyond.”
Investment Activity
Pier 1, Bay 1       San Francisco, California 94111      United States     Main +1 415 394 9000     Fax +1 415 394 9001

During the quarter, the company commenced development on $396 million of industrial distribution space in the Americas, Europe and Asia. Development starts for the full year 2007 totaled $1.1 billion, a 19% increase over development starts in 2006. At year end, AMB’s development pipeline comprised approximately 17.8 million square feet globally, with an estimated total investment of $1.7 billion scheduled for delivery through 2009.
The company’s development business includes contributions of stabilized projects to affiliated private capital funds and sales of projects or land to third parties. During the quarter, AMB contributed or sold five projects, including contributions to two of its private capital co-investment ventures. During the quarter, the company also sold 106 acres of land. The aggregate sales price for development contributions and sales totaled $245 million for the quarter and $730 million for the full year 2007.
AMB acquired $289 million of industrial properties during the quarter, expanding its presence in several markets in the Americas and Europe. As previously announced, the company entered the United Kingdom during the quarter with the acquisition of a development property located in the greater London area. Acquisitions for the full year 2007 totaled more than $1.0 billion globally, a 25% increase over 2006.
Private Capital
At year end, the company’s private capital business had $7.2 billion in assets under management and $2.6 billion of uncommitted investment capacity. During the year, the company announced the formation of AMB Europe Fund I, a Euro-denominated open-end commingled fund that by year end had grown to $1.1 billion of gross book value. “Demand from our institutional clients to invest with partners who demonstrate solid track records of performance remains healthy, as the successful launch of our Europe fund highlights,” noted Mr. Moghadam. “AMB’s experience investing with private capital now spans more than two decades. Over that time, we have delivered an unleveraged return that has outperformed our benchmark index, the NPI Industrial, by 245 basis points.” AMB Institutional Alliance Fund III, the company’s U.S. open-end fund launched in 2004, had $2.0 billion of gross book value at year end, with $50 million of third party equity raised in the fourth quarter of 2007 and another $50 million raised subsequent to quarter end.
2008 FFO Guidance
The company confirms its previous full year 2008 FFO guidance of $3.85 to $4.05 per share. Full year 2008 EPS guidance is $2.80 to $3.00 per share.
Additions and Promotions of Company Officers
During the quarter, Tarjindar Singh joined the company as vice president, general manager for the company’s real estate activities in India. Also during the quarter, the company announced the following officer promotions: Henk Folmer has been promoted to senior vice president, customer development, Europe and Mark Hansen has been promoted to senior vice president in charge of the company’s value-added conversion business. Janet Frentzel, Joop Groenveld, Keiichi Komamura, Steve Kros, Dan Letter, Tom Stuart, Thurai Thavasikkannu and Carlos Valdivia have been promoted to vice president.

Commenting on this addition and promotions, Mr. Moghadam said, “It’s a pleasure to welcome Tarjindar Singh to AMB and a distinct honor to acknowledge the achievements of our recently promoted officers. Each demonstrates the kind of leadership and commitment to excellence that continuously drives AMB to new levels of success. I am grateful for their contributions.”
Supplemental Earnings Measures
Included in the footnotes to the company’s attached financial statements is a discussion of why management believes FFOPS is a useful supplemental measure of operating performance, ways in which investors might use FFOPS when assessing the company’s financial performance and FFOPS’s limitations as a measurement tool. Reconciliation from net income to funds from operations and FFOPS is provided in the attached tables and published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
The company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the company considers cash-basis same store net operating income (SSNOI) to be a useful supplemental measure of its operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2005. In deriving SSNOI, the company defines NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, amortization of lease intangibles, and property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. The company considers SSNOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the company believes that SSNOI helps the investing public compare the company’s operating performance with that of other companies. While SSNOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the company’s liquidity or operating performance. SSNOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact its results from operations. Further, the company’s computation of SSNOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SSNOI. Reconciliation from net income to SSNOI is published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
“Owned and managed” is defined by the company as assets in which the company has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Conference Call and Supplemental Information

The company will host a conference call to discuss the quarterly and full year results on Tuesday, January 29, 2008 at 1:00 PM EST. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing 877 447 8218 (from the U.S. and Canada) or +1 706 643 7823 (from all other countries) and using reservation code 30039767. A webcast can be accessed through a link titled “Q4 2007 Earnings Conference Call” located on the home page of the company’s website at www.amb.com.
If you are unable to listen to the live conference call, a telephone and webcast replay will be available after 3:00 PM EST on Tuesday, January 29, 2008 until 8:00 PM EST on Friday, February 29, 2008. The telephone replay can be accessed by dialing 800 642 1687 (from the U.S. and Canada) or +1 706 645 9291 (from all other countries) and using reservation code 30039767. The webcast replay can be accessed through the link on the company’s website at www.amb.com.
AMB Property Corporation.® Local partner to global trade.™
AMB Property Corporation® is a leading global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of December 31, 2007, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 147.7 million square feet (13.7 million square meters) in 45 markets within 14 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements, such as those related to demand for our product, occupancy levels, rental rate growth, trade volume growth, future competitive advantages, increasing valuations, our development, value-added conversion, redevelopment and renovation projects (including completion, timing of stabilization, our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts, and projected gains), our ability to grow our private capital business (including contributions to such funds), returns on invested capital and source of investment opportunities, and our ability to accomplish future business plans (such as expansion into additional markets and of our platform generally) and to meet our forecasts and business goals, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under joint venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2006 and our quarterly report on Form 10-Q for the quarter ended June 30, 2007, and any amendments thereto.
AMB CONTACTS

Tracy A. Ward		Rachel E.M. Bennett
Director, Investor Relations		Director, Media Relations
Direct	+1 415 733 9565	Direct	+1 415 733 9532
Fax	+1 415 477 9565	Fax	+1 415 477 9532
Email	tward@amb.com	Email	rbennett@amb.com

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	December 31, 2007	December 31, 2006
Assets
Investments in real estate
Total investments in properties	$6,709,545	$6,575,733
Accumulated depreciation	(916,686)	(789,693)

Net investments in properties	5,792,859	5,786,040
Investments in unconsolidated co-investment ventures	356,194	274,381
Properties held for contribution, net	488,339	154,036
Properties held for divestiture, net	40,513	20,916

Net investments in real estate	6,677,905	6,235,373
Cash and cash equivalents and restricted cash	250,416	195,878
Accounts receivable, net	184,270	133,998
Other assets	149,812	148,263

Total assets	$7,262,403	$6,713,512

Liabilities and stockholders’ equity
Secured debt	$1,471,087	$1,395,354
Unsecured senior debt	1,003,123	1,101,874
Unsecured credit facilities	876,105	852,033
Other debt	144,529	88,154
Accounts payable and other liabilities	306,196	271,880

Total liabilities	3,801,040	3,709,295
Minority interests
Co-investment venture partners	517,572	555,201
Preferred unitholders	77,561	180,298
Limited partnership unitholders	102,278	102,061

Total minority interests	697,411	837,560
Stockholders’ equity
Common equity	2,540,540	1,943,240
Preferred equity	223,412	223,417

Total stockholders’ equity	2,763,952	2,166,657

Total liabilities and stockholders’ equity	$7,262,403	$6,713,512

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues
Rental revenues(1)	$161,869	$156,876	$637,964	$665,219
Private capital revenues	9,700	28,563	31,707	46,102

Total revenues	171,569	185,439	669,671	711,321

Costs and expenses
Property operating costs(1)	(44,887)	(42,064)	(174,065)	(173,047)
Depreciation and amortization	(40,093)	(42,079)	(161,925)	(174,721)
General and administrative	(34,251)	(30,431)	(129,510)	(104,069)
Fund costs	(297)	(503)	(1,076)	(2,091)
Impairment losses	(900)	(918)	(1,157)	(6,312)
Other expenses	(2,117)	(1,486)	(5,112)	(2,620)

Total costs and expenses	(122,545)	(117,481)	(472,845)	(462,860)

Other income and expenses
Development gains, net of taxes	34,802	36,500	124,288	106,389
(Losses) gains from sale or contribution of real estate interests, net	(1,407)	—	73,436	—
Equity in earnings of unconsolidated co-investment ventures	181	10,635	7,467	23,240
Other income	2,318	3,133	22,331	11,849
Interest expense, including amortization	(30,551)	(37,600)	(126,945)	(165,087)

Total other income and expenses	5,343	12,668	100,577	(23,609)

Income from operations before minority interests	54,367	80,626	297,403	224,852

Minority interests’ share of income
Co-investment venture partners’ share of income	(6,599)	(7,878)	(27,748)	(37,190)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(8,835)	(2,843)	(13,934)	(5,613)
Preferred unitholders	(1,432)	(3,646)	(8,042)	(16,462)
Limited partnership unitholders	(33)	(1,434)	(5,121)	(2,367)

Total minority interests’ share of income	(16,899)	(15,801)	(54,845)	(61,632)

Income from continuing operations	37,468	64,825	242,558	163,220

Discontinued operations
Income attributable to discontinued operations, net of minority interests	2,049	4,618	9,689	18,217
Development gains, net of taxes and minority interests	49,905	—	49,905	—
Gains from disposition of real estate, net of minority interests	7,777	18,312	12,108	42,635

Total discontinued operations	59,731	22,930	71,702	60,852

Net income	97,199	87,755	314,260	224,072
Preferred stock dividends	(3,950)	(3,951)	(15,806)	(13,582)
Preferred unit redemption (issuance costs) discount	—	(66)	(2,930)	(1,070)

Net income available to common stockholders	$93,249	$83,738	$295,524	$209,420

Net income per common share (diluted)	$0.92	$0.91	$2.96	$2.30

Weighted average common shares (diluted)	101,121	92,252	99,809	91,107

(1)	Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III (Fund III) on a prospective basis. Pro forma rental revenues and operating expense for the year ended December 31, 2006 would have been $585,059 and $154,368, respectively, if Fund III had been deconsolidated as of January 1, 2006.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income available to common stockholders	$93,249	$83,738	$295,524	$209,420
Gains from sale or contribution of real estate, net of minority interests	(6,370)	(18,312)	(85,544)	(42,635)
Depreciation and amortization
Total depreciation and amortization	40,093	42,079	161,925	174,721
Discontinued operations’ depreciation	139	1,468	1,801	5,256
Non-real estate depreciation	(1,658)	(1,477)	(5,623)	(4,546)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	6,599	7,878	27,748	37,190
Limited partnership unitholders’ minority interests (Net income)	33	1,434	5,121	2,367
Limited partnership unitholders’ minority interests (Development profits)	3,384	1,653	7,148	4,948
Discontinued operations’ minority interests (Net income)	94	210	370	1,254
FFO attributable to minority interests	(15,555)	(16,207)	(62,902)	(82,861)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(181)	(10,635)	(7,467)	(23,240)
AMB’s share of FFO	6,083	6,703	27,391	16,038

Funds from operations	$125,910	$98,532	$365,492	$297,912

FFO per common share and unit (diluted)	$1.20	$1.01	$3.51	$3.12

Weighted average common share and unit (diluted)	105,130	97,088	104,169	95,444

(1)	Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the National Association of Real Estate Investment Trusts’ (NAREIT) definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does.

In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.

AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.
The following table reconciles projected FFO from projected net income for the year ended December 31, 2008:

	2008
	Low	High
Projected net income	$2.80	$3.00
AMB’s share of projected depreciation and amortization	1.44	1.46
AMB’s share of projected gains on disposition of operating properties	(0.32)	(0.34)
Impact of additional dilutive securities, other, rounding	(0.07)	(0.07)

Projected Funds From Operations (FFO)	$3.85	$4.05
Amounts are expressed per share, except FFO which is expressed per share and unit.